QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99

Boise Cascade Corporation
Corporate Communications Department
1111 West Jefferson Street PO Box 50 Boise, ID 83728
T 208 384 7990 F 208 384 7224

News Release

Media Contact Ralph Poore Office 208 384 7294 Home 208 331 2023	Investor Contact Vincent Hannity Office 208 384 6390 Cell 208 890 6385

For Immediate Release: July 14, 2003

Boise to Acquire OfficeMax for $1.154 Billion in Cash and Stock, and Evaluate Strategic Alternatives for its Paper and Building Products Businesses

The Acquisition of OfficeMax:

  •
  More than doubles the size of Boise Office Solutions, Boise's office products distribution business, to pro forma 2002 sales of $8.3 billion.

  •
  By adding retail to its existing contract business, addresses all customer segments through all distribution channels.

  •
  Provides a platform for growth in the small business segment.

  •
  Creates significant synergies in purchasing, logistics, marketing, paper sales, and administration. Expect synergy benefits of approximately $160 million when fully implemented.

  •
  Is expected to contribute 15 cents to 30 cents, before integration costs, to Boise's earnings per share in 2004, the first full year of combination.

        BOISE, Idaho—Boise Cascade Corporation (NYSE:BCC) announced today that it has reached a definitive agreement to acquire OfficeMax, Inc. (NYSE:OMX) for approximately $1.154 billion, or $9.00 per fully diluted share. The purchase price represents a 25% premium over the OfficeMax closing price on July 11, 2003. Boise will pay the purchase price in cash and common stock, using 30% cash and 70% common stock. Boise has the option of increasing the cash component to 45% and decreasing the stock component to 55%, at its discretion. This transaction has been unanimously approved by the boards of directors of both companies and is subject to approval by shareholders of both companies as well as regulatory authorities. Boise expects to complete the transaction in fourth quarter 2003.

        Commenting on the transaction, Boise's chairman and chief executive officer, George Harad, said: "Our acquisition of OfficeMax represents a major step in the transformation of Boise's office products distribution business and Boise as a whole. Together, OfficeMax and Boise will be strategically stronger and better able to deliver compelling value to office products customers through all channels and across all segments of the market.

        "At the same time, the size and impact of this transaction offer Boise the potential opportunity to enhance shareholder value by actively evaluating strategic alternatives for our paper and building products businesses. We have engaged Goldman, Sachs & Co. to assist us in developing and implementing these alternatives and expect to take appropriate steps over the 12 to 18 months following the close of the OfficeMax transaction."

        Christopher C. Milliken, division president and chief executive officer of Boise Office Solutions, said, "We are delighted and proud to welcome OfficeMax to our organization. Over the last year, under a strong management team, OfficeMax has led the industry in same-store sales growth, introduced new store formats, and improved productivity and margins in its operations. OfficeMax's proven retail expertise and powerful brand will fit well with Boise Office Solutions' exceptional strength in the contract customer segment."

        Michael Feuer, OfficeMax's co-founder, chairman, and chief executive officer, added, "Combining the strengths of OfficeMax and Boise Office Solutions will generate strategic synergies resulting in enhanced capabilities to better serve customers across all channels from small business to large corporations."

        Boise expects the transaction to contribute 15 cents to 30 cents, before integration costs, to earnings per share in 2004, and the contribution should increase in subsequent years. Including integration costs, the impact of the transaction on 2004 earnings should be approximately neutral.

        Boise expects synergy benefits to reach approximately $160 million when fully implemented. Synergies will come from purchasing leverage due to increased scale, logistics, marketing, paper sales, and administration.

        Under the terms of the agreement, all of the issued and outstanding shares of OfficeMax will be converted, at the election of the holder, into either cash or Boise stock with a value of $9.00 per share, subject to a collar mechanism. OfficeMax shareholders' election of cash or stock will be pro rated, to the extent necessary, so as to maintain the consideration mix selected by Boise prior to the shareholder election. The exchange ratio for OfficeMax shares to be converted into Boise stock will depend on Boise's stock price during an averaging period shortly prior to closing. If Boise's average stock price is between $21.09 and $25.77, the exchange ratio shall be adjusted to deliver Boise stock valued at $9.00 per share. If Boise's average stock price is at or above $25.77, the exchange ratio shall be 0.3492 Boise share per OfficeMax share. If Boise's average stock price is at or below $21.09, the exchange ratio shall be 0.4268. If Boise elects to increase the cash component, the value of the additional cash consideration will be equal to the value of the stock consideration replaced. Boise's election will not change the total consideration otherwise payable to OfficeMax shareholders.

        Boise has obtained committed financing from an affiliate of Goldman, Sachs & Co. to fund the cash portion of the consideration and to fund transaction costs.

About OfficeMax

        OfficeMax serves its customers through nearly 1,000 superstores, E-commerce websites, and direct-mail catalogs. The company, headquartered in Cleveland, Ohio, has operations in the United States, Canada, Puerto Rico, the U.S. Virgin Islands, and Mexico. In addition to offering office products, business machines, and related items, OfficeMax superstores feature CopyMax and FurnitureMax, store-within-a-store modules devoted exclusively to "print-for-pay" services and office furniture. The company also reaches customers in the United States with an offering of over 40,000 items through its award winning E-commerce site, OfficeMax.com, its direct-mail catalogs, and its outside sales force, all of which are serviced by its three PowerMax distribution facilities, 17 delivery centers, and two national customer call and contact centers. OfficeMax reported sales of $4.8 billion in 2002.

About Boise

        Boise, headquartered in Boise, Idaho, delivers office, building, and paper solutions that help our customers to manage productive offices and construct well-built homes—two of the most important activities in our society. Boise's 24,000 employees help people work more efficiently, build more effectively, and create new ways to meet business challenges. Boise owns or controls 2.4 million acres of timberlands, mostly in the U.S., and had sales of $7.4 billion in 2002. Additional information about the company is available from Boise's website at http://www.bc.com/.

        Boise Office Solutions, headquartered in Itasca, Illinois, is a division of Boise and a premier multinational distributor of office and technology products, office furniture, and paper. Boise Office Solutions had 2002 sales of $3.5 billion, including more than $1 billion of domestic E-commerce sales. Boise Office Solutions serves customers ranging in size from small organizations to multinational corporations through 63 distribution centers, two outbound sales centers, four customer service centers, and over 100 retail stores in the United States, Canada, Mexico, Australia, and New Zealand.

        Boise Paper Solutions, headquartered in Boise, Idaho, is a division of Boise and recorded 2002 sales of $1.9 billion. In 2002, Boise Paper Solutions manufactured 1.6 million tons of office, printing, forms, and converting papers; 1.3 million tons of newsprint; market pulp, and containerboard; and 4.6 billion square feet of corrugated containers. The business operates five pulp and paper mills, two paper converting facilities, six paper distribution facilities, and five corrugated container plants in the United States.

        Boise Building Solutions, headquartered in Boise, Idaho, is a division of Boise and manufactures plywood, oriented strand board, lumber, particleboard, and engineered wood products at 25 manufacturing facilities in the United States, Canada, and Brazil. The business also operates 28 facilities that distribute a broad line of building materials, including wood products manufactured by Boise, to retail lumber dealers, home centers specializing in the do-it-yourself market, and industrial customers. Boise Building Solutions posted manufacturing sales of $800 million and distribution sales of $1.7 billion in 2002.

Webcast and Conference Call

        Boise will host an audiovisual webcast and conference call on Monday, July 14, 2003, at 8:30 a.m. Eastern Daylight Time, at which time we will discuss today's announcement. You can join the webcast through the Boise website. Go to www.bc.com, and click on Investor Relations to find the link to the webcast. Please go to the website at least 15 minutes before the start of the webcast to register and to download and install any necessary audio software. To join the conference call, dial (800) 374-0165 (international callers should dial (706) 634-0995) at least 10 minutes before the start of the call. The archived webcast will be available on the Presentations page of the Investor Relations section of Boise's website.

Forward-Looking Statements

        This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements include those that refer to our expectations about this transaction, including those statements that refer to the expected benefits of the transaction to our shareholders, the anticipated synergy benefits, and the expected impact of this transaction on our financial results. These forward-looking statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from those we describe in the forward-looking statements. The risks, uncertainties, and assumptions include the possibility that we will be unable to fully realize the benefits we anticipate from the acquisition; the possibility that we will incur costs or difficulties related to the integration of our businesses greater than those we expected; our ability to retain and motivate key employees of both organizations; the difficulty of keeping expense growth and integration costs at modest levels while increasing revenues; the challenges of integration and restructuring associated with the transaction; the challenges of achieving anticipated synergies; the possibility that the acquisition may not close or that Boise and OfficeMax may be required to modify some aspect of the acquisition transaction to obtain regulatory approvals; the timing and success of our evaluation of strategic alternatives for our paper and building products businesses; and other risks that are described from time to time in our Securities and Exchange Commission reports.

Additional Information About This Transaction

        Boise and OfficeMax will file a joint proxy statement/prospectus and other documents regarding this transaction with the Securities and Exchange Commission. Boise and OfficeMax will mail the joint proxy statement/prospectus to their respective security holders. These documents will contain important information about this transaction, and we urge you to read these documents when they become available.

        You may obtain copies of all documents filed with the Securities and Exchange Commission regarding this transaction, free of charge, at the SEC's website (<www.sec.gov>). You may also obtain these documents free from Boise at investor@bc.com, by contacting Boise's Corporate Communications Department at (208) 384-7990, or by contacting Michael Weisbarth at OfficeMax at (216) 471-6698.

Participants in This Transaction

        Boise and OfficeMax and their respective directors and executive officers may be deemed participants in the solicitation of proxies from security holders in connection with this transaction. Information about the directors and executive officers of Boise and OfficeMax and information about other persons who may be deemed participants in this transaction will be included in the joint proxy statement/prospectus. You can find information about Boise's executive officers and directors in Boise's proxy statement (DEF14A) filed with the SEC on March 10, 2003. You can find information about OfficeMax's officers and directors in their proxy statement (DEF14A) filed with the SEC on May 1, 2003. You can obtain free copies of these documents from the SEC, Boise, or OfficeMax using the contact information above.

QuickLinks

  News Release